UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2017

TEL OFFSHORE TRUST

(Exact name of registrant as specified in its charter)

Texas	000-6910	76-6004064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A., Trustee Global Corporate Trust 919 Congress Avenue Austin, Texas (Address of principal executive offices)	78701 (Zip Code)

Registrant’s telephone number, including area code:   (512) 236-6599

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01                   Other Events.

As previously disclosed in the Current Report on Form 8-K filed by the TEL Offshore Trust (the “Trust”) with the Securities and Exchange Commission on April 25, 2017, The Bank of New York Trust Company, N.A. (the “Corporate Trustee”), Glenn M. Karisch, the attorney ad litem (the “Ad Litem”) appointed by the Probate Court of Travis County, Texas (the “Court”) in the previously announced probate proceeding, RNR Production Land and Cattle Co., Inc. (“RNR”) and Albert and Joyce Speisman (the “Speismans”) agreed to a settlement of all claims asserted against the Corporate Trustee pursuant to a Mediation Settlement Agreement entered into by and among such parties.  The Mediation Settlement Agreement contemplated that the parties would enter into a formal compromise and settlement agreement (the “Final Settlement Agreement”).

As previously disclosed, a hearing has been set for May 15, 2017 before the Court to consider all pending motions for approval of the Final Settlement Agreement and entry of a final judgment, objections thereto and related matters.  On May 5, 2017, the Ad Litem filed an Application to Approve Settlement with Corporate Trustee and Application for Segregated Fund to be Paid into QSF, and the Corporate Trustee filed a Motion for Entry of Final Judgment as to Corporate Trustee and a Motion for Severance of Final Judgment as to Corporate Trustee.  These motions seek approval of the settlement terms including the payment of the remaining funds held by the Trust in the segregated account into the qualified settlement fund (“QSF”) and will be heard on May 15, 2017.

Additionally, on May 5, 2017, the Ad Litem filed a Motion for Leave to Amend Petition to file its Third Amended Petition as Realigned Plaintiff, and the Corporate Trustee filed a Motion for Leave to File Its Amended Counterclaim for Modification and Termination of Trust as to Attorney Ad Litem, RNR, and the Speismans.  The petitions request that the Trust Agreement for the TEL Offshore Trust (the “Trust Agreement”) be modified to (i) allow the Trust to be terminated on a date to be established by the Court, and (ii) establish a Trust termination date, which shall also serve as the record date, at which time the Trust’s transfer agent will close the transfer books of the Trust and thereafter no further transfers or transactions in the Trust’s units will be registered or effected.  The Ad Litem also filed a Motion to Approve Allocation Agreement. The Allocation Agreement is an agreement among the Ad Litem, RNR and the Speismans that sets forth terms for the distribution of the QSF and provides that 20% of the QSF shall be distributed among unit holders as of July 11, 2014 and the remainder will be distributed among unit holders as of the Trust termination date as established by the Court. The Corporate Trustee is not a party to the Allocation Agreement.  The trial on the Ad Litem’s Third Amended Petition and the Motion to Approve Allocation Agreement, and the Corporate Trustee’s Amended Counterclaim for Modification and Termination of the Trust has also been set for May 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEL Offshore Trust

	By:	The Bank of New York Mellon Trust Company, N.A.,
as Trustee

Date: May 9, 2017	By:	/s/ Michael J. Ulrich
	Name:	Michael J. Ulrich
	Title:	Vice President and Trust Officer